ASSET PURCHASE AGREEMENT

                                     between

                               FILENET CORPORATION
                                  as Purchaser

                                       and

                             APPLICATION PARTNERS, INC.
                                    as Seller







                            Dated as of May 18, 2000

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                                TABLE OF CONTENTS


ANNEX A           DESCRIPTION OF BUSINESS/LIST OF ASSETS
ANNEX A-1         EQUIPMENT INCLUDED IN PURCHASED ASSETS
ANNEX A-2         TRADEMARKS AND LOGOS INCLUDED IN PURCHASED ASSETS
ANNEX A-3         INTELLECTUAL PROPERTY INCLUDED IN PURCHASED ASSETS
ANNEX B           ALLOCATION OF PURCHASE PRICE


EXHIBIT A         BILL OF SALE
EXHIBIT B         ASSUMPTION AGREEMENT
EXHIBIT C         SUBLEASE AGREEMENT
EXHIBIT E         CONSULTING AGREEMENT
EXHIBIT F         OFFER LETTERS
EXHIBIT G         ESCROW AGREEMENT
EXHIBIT H         MANAGEMENT PRINCIPAL AGREEMENTS
EXHIBIT I         SUPPORT AGREEMENTS

DISCLOSURE SCHEDULES

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


                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of May 18, 2000 (as hereafter amended, modified or supplemented, this "Agreement"), between FileNET Corporation, a Delaware corporation ("Purchaser"), and Application Partners, Inc., a California Corporation ("Seller").


                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates a business, a division of which conducts the activities described on Annex A hereto (the "Division"); and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the assets relating to the Division listed on Annex A hereto (the "Assets") and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:


                                   Article 1.
                                  DEFINITIONS

     Section 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

     "Acquisition   Documents"   shall  mean  this   Agreement,   the  Ancillary
Agreements, and any certificate, Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

     "Action"  shall  mean  any  claim,  action,  suit,  arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority.

     "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Ancillary Agreements" shall mean the Assumption Agreement, the Bill of Sale and the Sublease Agreement.

     "Assets" shall have the meaning specified in the recitals to this Agreement.

     "Assumed Liabilities" shall have the meaning specified in Section 2.02(a).

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

     "Assumption Agreement" shall mean the Assumption Agreement to be executed by Purchaser and Seller on the Closing Date substantially in the form of Exhibit B.

     "Bill of Sale" shall mean the Bill of Sale and Assignment to be executed by Seller on the Closing Date substantially in the form of Exhibit A.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in California.

     "Cause" shall mean that Purchaser, acting in good faith based upon information then known to Purchaser, determines that a Division Employee or Division Contractor has: (1) committed a material breach of his duties and responsibilities (other than as a result of incapacity due to Disability); (2) been convicted of a felony; (3) materially failed to perform required duties and responsibilities or performed them unsatisfactorily or incompetently; (4) materially violated a Purchaser policy; (5) violated any fiduciary duty owed to Purchaser; or (6) violated any of the terms of the Proprietary Information and Inventions Agreement signed by such Division Employee or Division Contractor .

     "Closing" shall have the meaning specified in Section 2.04.

     "Closing Date" shall have the meaning specified in Section 2.04.

     "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

     "Confidentiality Agreement" shall mean the letter agreement dated as of February 1, 2000 between Seller and Purchaser.

     "Consulting Agreement" shall mean the consulting agreement to be executed by Purchaser and Seller, attached hereto as Exhibit E.

     "Contract Software Engineers" shall have the meaning specified in Section 2.07(a)(3).

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of a Division Employee or Division Contractor and which renders such Division Employee or Division Contractor unable to perform the essential functions of his or her position, even with reasonable accommodation which does not impose an undue hardship on the Purchaser.

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

     "Disclosure Schedule" shall mean the Disclosure Schedules attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Division" shall have the meaning specified in the recitals to this Agreement.

     "Division Contractors" shall mean those contract software engineers listed on Schedule 6.01.

     "Division Employees" shall mean those employee software engineers listed on
Schedule 6.01.

     "Employee Software Engineers" shall have the meaning specified in Section 2.07(a)(3).

     "Equipment" shall have the meaning specified in Annex A.

     "ERISA" shall have the meaning specified in Section 3.12(a).

     "Escrow Agent" shall mean the Bank of San Francisco.

     "Escrow Agreement" shall mean the agreement to be executed by Purchaser, Seller, and the Escrow Agent, attached hereto as Exhibit G.

     "Excluded Liabilities" shall have the meaning specified in Section 2.02(b).

     "Financial   Statements"  shall  have  the  meaning  specified  in  Section
3.04(a)(i).

     "Governmental Authority" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Holdback Payment" shall mean have the meaning specified in Section 2.07.

     "Indemnified Party" shall have the meaning specified in Section 9.04.

     "Indemnifying Party" shall have the meaning specified in Section 9.04.

     "Intellectual Property" shall mean, with respect to the Division, (i) all inventions listed in Annex A-3, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications listed on Annex A-3 (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iii) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, whether or not registered, listed on Annex A-3(including the names and logos set forth on Annex A-2), including all common law rights, and registrations and applications for registration thereof,

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

(iv) all copyrights (registered or otherwise) and registrations, applications for registration and licenses thereof listed on Annex A-3, and all rights therein provided by international treaties or conventions, (v) all trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice) listed on Annex A-3, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights related to the foregoing, and (viii) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "Law" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Leased Real Property" shall mean the real property related to the Division leased by Seller as tenant, together with, to the extent leased by Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Seller related to the Division attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Letter of Intent" shall mean that Letter of Intent executed by the Parties on April 3, 2000.

     "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Licensed Intellectual Property" shall mean all Intellectual Property licensed or sublicensed by Seller from a third party, which can be used by Purchaser after the Closing and which is listed on Schedule 3.10.

     "Loss" shall have the meaning specified in Section 9.02(a).

     "Management Principals" shall mean James Hockett and Jun Huang.

     "Management Principal Agreements" shall mean the employment agreements to be executed by Purchaser and each Management Principal, attached hereto as Exhibit H.

     "Material Adverse Effect" shall mean any circumstance, change in, or effect on, the Division that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Division (i) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the financial condition of the Division or (ii) could reasonably be expected to materially adversely affect the ability of Purchaser to operate or conduct the Division in the manner in which it is currently operated or

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conducted by Seller.  A material adverse effect shall not include the following:
(A) a reduction in the value of the Division of less than $1,000,000.00; or (B) changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole; (ii) conditions affecting the software industry as a whole, which conditions (in the case of clause (i) or (ii) do not affect the Division in a disproportionate manner).

     "Material Contracts" shall mean all contracts and agreements, whether or not made in the ordinary course of business, which are (i) material to the conduct of the Division, (ii) related to the Assets, or (iii) the absence of which would have a Material Adverse Effect on the Division or the Assets.

     "Offer Letters" shall mean the offer by Purchaser to each Transferred Employee, attached hereto as Exhibit F.

     "Owned Intellectual Property" shall mean all Intellectual Property in and to which Seller has a right to hold right, title and interest.

     "Permitted Activities" shall mean marketing, sales and consulting activities by Seller with respect to each of the following products: (i) ClaimPro, Claims Processing Workstation, Image System Connectivity Program, Work Management Engine, and any derivative works, modifications and improvements to the foregoing made by Seller, its agents or licensees.

     "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Plans" shall have the meaning specified in Section 3.12(a).

     "Purchase Price" shall have the meaning specified in Section 2.03.

     "Purchaser" shall have the meaning specified in the recitals to this Agreement.

     "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Division before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

     "Reference Balance Sheet" shall have the meaning specified in Section 3.04(a)(ii).

     "Reference Balance Sheet Date" shall mean April 30, 2000.

     "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Restricted Period" shall have the meaning specified in Section 5.07.

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

     "Seller" shall have the meaning specified in the recitals to this Agreement.

     "Sublease Agreement" shall mean the Sublease Agreement to be executed by Purchaser and Seller on the Closing Date substantially in the form of Exhibit C.

     "Support Agreements" shall mean the agreements to be executed by Purchaser and each of the Support Principals, attached hereto as Exhibit I.

     "Support Principals" shall mean Jerry Goedicke and Lakshman Watawala.

     "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, to the extent Purchaser may be held liable for any such amount or to the extent any such amount constitutes a lien on the Assets or the Division.

     "Third Party Claims" shall have the meaning specified in Section 9.04(b).

     "Threshold Amount" shall have the meaning specified in Section 9.02(b).

     "Transferred Employee" shall have the meaning specified in Section 6.01.

     "Transferred Contractor" shall have the meaning specified in Section 6.01.


                                   Article 2.
                                PURCHASE AND SALE

Section 2.01      Assets to Be Sold.

     On the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date, sell, convey and assign to Purchaser, free and clear of all claims, liens and interests except as is provided for herein, all of Seller's right, title and interest in and to the Assets.

Section 2.02      Assumption and Exclusion of Liabilities.

     (a) On the terms and subject to the conditions of this Agreement, Purchaser shall, on the Closing Date, assume the following Liabilities: (i) liabilities and obligations arising out of ownership, use and operation of the Assets after the Closing Date; and (ii) liabilities and obligations arising after the Closing Date under the terms of any real property lease agreement and license agreement that is assigned, sublet or sublicensed by Seller to Purchaser in connection with the execution of this Agreement or the Ancillary Agreements set forth on
Schedule 2.02 (a) (the "Assumed Liabilities").

     (b) Seller shall retain, and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, all assets other than the Assets and all Liabilities of Seller or the Division as of the Closing Date other than the Assumed Liabilities

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(the "Excluded Liabilities"),  whether or not the Excluded Liabilities relate to the Division.

Section 2.03      Purchase Price; Allocation of Purchase Price.

     The aggregate purchase price for the Assets shall be US$20,000,000.00 (the "Purchase Price"), subject to adjustment as set forth in Section 2.07, to be paid as follows: (i) $15,000,000.00 in cash paid by wire transfer from Purchaser to Seller on the Closing Date; and (ii) an aggregate of $5,000,000 in Holdback Payments which shall be deposited with the Escrow Agent on the Closing Date and released pursuant to the Escrow Agreement, if, as and when the conditions specified in Section 2.07 have been satisfied.

Section 2.04      Closing.

     Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Seller, at 10:00 A.M. California time on May 23, 2000 provided there has been satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

Section 2.05      Closing Deliveries by Seller.

     At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

     (a) the Bill of Sale, and such other instruments, in form and substance satisfactory to Purchaser, as may be requested by Purchaser to transfer the Assets to Purchaser or evidence such transfer on the public records;

     (b) executed counterparts of the Consulting Agreement, the Management Principal Agreements, the Offer Letters and the Support Agreements;

     (c) a receipt for the Purchase Price; and

     (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.02.

Section 2.06      Closing  Deliveries by Purchaser.

     At the Closing, Purchaser shall deliver to Seller:

     (a) $15,000,000.00 by wire transfer in immediately available funds;

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     (b)  $5,000,000.00 by wire transfer into an escrow account  established for the payment of the Holdback described in Section 2.07, below, with directions to retain, hold, and dispose of these funds in accordance with the terms of the Escrow Agreement attached hereto as Exhibit H.

     (c) executed Offer Letters and executed counterparts of the Consulting Agreement, the Management Principal Agreements and the Support Agreements; and

     (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.01.

Section 2.07      Holdback; Adjustment of Purchase Price

     (a) Upon completion of certain product objectives, worker transfers and worker retention milestones, as described below, Purchaser shall authorize the Escrow Agent to pay the following amounts (the "Holdback Payments") to Seller at the time of such completion:

          1. $1,500,000, upon the achievement of release readiness objectives for Sequis 1.0, as described on Schedule 2.07(a)(1).

          2. $1,500,000, upon the transfer of the workers designated on Schedule 2.07(a)(2) to full-time employment or service status with Purchaser by the dates indicated on Schedule 2.07(a)(2). If any such transfer shall be delayed by any immigration related Law, Seller shall offer such affected workers to Purchaser by contract, at Seller's actual cost, in satisfaction of this section.

          3. $2,000,000, twelve months after the Closing, provided that (x) both of the Management Principals, and (y) 8 of the combined group of 11
     Employee Software Engineers (the "Employee Software Engineers") and Contract Software Engineers (the "Contract Software Engineers") designated on Schedule 2.07(a)(3) remain actively employed by, or in active service with, as applicable, Purchaser on such date.

     (b) If the conditions of Section 2.07(a)(2) are not met within three months of the dates required therefor, none of the $1,500,000 provided for in that Section will be paid to Seller or the designated employees. If the conditions are not met by the dates required therefor, but are met within three months of such required dates, the Holdback Payment to be made to Seller and the designated employees will be prorated, based on the ratio of the number of man-days that such employees were available to Purchaser over the number of man-days that such employees would have been available to Purchaser had the conditions been met by the required dates.

     (c) If the conditions of Section 2.07(a)(3) are not met, but (i) both of the Management Principals and (ii) at least 6 of the combined group of 11 Employee Software Engineers and Contract Software Engineers remain actively

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employed by, or in active service with, as applicable,  Purchaser  twelve months after the Closing, then the Holdback Payment provided for in Section 2.07(a)(3) shall be reduced to $1,500,000. If either (i) one of the Management Principals or (ii) more than 5 of the Employee Software Engineers and Contract Software Engineers, collectively, are not actively employed by, or in active service with, as applicable, Purchaser twelve months after the Closing, no Holdback Payment shall be made under Section 2.07(a)(3).

     (d) For purposes of Section 2.07(a)(3) only, if any Contract Software Engineers leave within 12 months of the Closing, reasonable accommodations shall be made to replace such Contract Software Engineers, and any mutually agreed replacement Contract Software Engineers shall count in favor of satisfaction of the requirements of Section 2.07(a)(3).

     (e) Notwithstanding anything in this Section 2.07 to the contrary, if the number of Management Principals, Employee Software Engineers or Contract Software Engineers is not adequate to satisfy the conditions necessary for the payment of the Holdback Payments, due to acts or omissions of the Purchaser such as termination without Cause, an office relocation beyond fifteen miles, staff reduction due to budgetary constraints or unusually adverse employment conditions, or, with respect to 2.07(a)(3) only, is due to the death or Disability of a Transferred Employee, Management Principal or, within thirty days prior to the relevant date of determination provided for in Section 2.07(a)(3), a Transferred Contractor, such conditions shall be deemed met and no reduction shall be made in the Holdback Payments as a result of the failure to meet such conditions.

     (f) The Holdback Payments shall be paid in accordance with the procedures set forth in the Escrow Agreement.

     (g) Any reduction in the Holdback Payments pursuant to this Section 2.07 shall be treated for all purposes as an adjustment to the Purchase Price.


                                   Article 3.
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

     As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows:

Section 3.01      Organization, Authority and Qualification of Seller.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and

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delivery  of  this  Agreement  and  the  Ancillary  Agreements  by  Seller,  the
performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and its shareholders. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02      No Conflict.

     The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller (a) do not and will not violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Seller, (b) do not conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties or businesses, including, without limitation, the Assets and the Division, or (c) except as set forth in Schedule 3.02, do not and will not conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party or by which any of such assets or properties is bound or affected.

Section 3.03      Governmental Authority and Approvals.

     The execution, delivery and performance of this Agreement and each Ancillary Agreement by Seller do not and will not require Seller to obtain any consent, approval, authorization or other order of, action by, filing with or notification to, any Government Authority, except as described in Schedule 3.03;

Section 3.04      Financial Information; Books and Records.

     Schedule 3.04(a)(i) sets forth true and complete copies of (i) the unaudited balance sheet of Seller for the fiscal years ended as of December 31, 1999, and the related statements of income (collectively, the "Financial Statements") and (ii) the unaudited balance sheet of the Division as of April 30, 2000 (the "Reference Balance Sheet") has been delivered by Seller to Purchaser. The Financial Statements and the Reference Balance Sheet (A) were prepared in accordance with the books of account and other financial records of Seller, (B) present fairly the financial condition and results of operations of Seller related to the Division as of the dates thereof or for the periods covered thereby, (C) have been prepared in accordance with prudent accounting principles applied on a basis consistent with the past practices of Seller and throughout the periods involved, and (D) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Seller related to the Division and the results of the operations of Seller related to the Division as of the dates thereof for the periods covered thereby.

          (a) The books of account and other financial records of Seller as they relate to the Division: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with prudent accounting principles applied on a basis consistent with the past practices of Seller and throughout the periods involved, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices.

Section 3.05      No Undisclosed Liabilities.

     There are no Liabilities of Seller related to the Division other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet,
(ii) disclosed in Schedule 3.05, or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of Seller related to the Division and which do not and could not be reasonably expected to have a Material Adverse Effect.

Section 3.06 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions.

     Since the Reference Balance Sheet Date, except as disclosed in Schedule 3.06, the Division has been conducted in the ordinary course and consistent with past practice. Since the Reference Balance Sheet Date, Seller has not permitted or suffered any liens or encumbrances on the Assets, made any unusual payments, purchases, transactions, capital expenditures or agreements. As amplification and not limitation of the foregoing, since the Reference Balance Sheet Date, except as disclosed on Schedule 3.06, Seller has not:

          (i) written down or written up (or failed to write down in accordance with prudent accounting principles consistent with past practice) the value of any Inventories or Receivables or revalued any assets of Seller related to the Division other than in the ordinary course of business consistent with past practice and in accordance with prudent accounting principles;


          (ii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller related to the Division to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of Seller related to the Division; or

          (iii) to the best of Seller's knowledge, suffered any Material Adverse Effect related to the Division.

Section 3.07      Litigation.

     Except as set forth in Schedule 3.07, there are no Actions by or against Seller related to the Division, or affecting any of the Assets or the Division, pending before any Governmental Authority (or, to the best knowledge of Seller without duty of inquiry, threatened to be brought by or before any Governmental Authority). Except as set forth in Schedule 3.07, neither Seller nor any of its assets or properties, including, without limitation, the Assets, is subject to any Governmental Order (nor, to the best knowledge of Seller without duty of inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

Section 3.08      Compliance with Laws.

     To the best of Seller's knowledge, it has conducted and continues to conduct the Division in accordance with all Laws and Governmental Orders applicable to Seller or any of its properties or assets, including, without limitation, the Assets and the Division, and Seller is not in violation of any such Law or Governmental Order.

Section 3.09      Material Contracts.

     Except as disclosed in Schedule 3.09, each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, (ii) is freely and fully assignable to Purchaser without penalty or other adverse consequences, and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Schedule 3.02 are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Seller is not in breach of, or default under, any Material Contract.

Section 3.10      Intellectual Property.(a)

     The rights of Seller in or to the Owned Intellectual Property do not conflict with or infringe on the rights of any other Person and Seller has not received any claim or written notice from any Person to such effect.

     To the best of Seller's knowledge, which does not include any investigation or inspection of the validity of such licenses, the Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person and Seller has not received any claim or written notice from any Person to such effect.

          (i) Except as disclosed in Schedule 3.10(a): all the Owned Intellectual Property is owned by Seller, free and clear of any encumbrance and (ii) no Actions have been made or asserted (nor, to the best knowledge of Seller is any action pending nor has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by

     Seller are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of Seller, no Person is using any trademarks, service marks, trade names or similar property that are confusingly similar to the Owned Intellectual Property or any patents, copyrights trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Owned Intellectual Property or upon the rights of Seller therein.

          (ii) Except as disclosed in Schedule 3.10(b): (i) no Actions have been made or asserted (nor, to the knowledge of Seller is any Action pending or has any Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and (ii) to the best knowledge of Seller, no Person is using any trademarks, service marks, trade names or similar property that are confusingly similar to the Licensed Intellectual Property or any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Licensed Intellectual Property or upon the rights of Seller therein.

Section 3.11      Assets.

     (a) Except as disclosed in Schedule 3.11(a), Seller owns, leases or has the legal right to use all the Assets and has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all encumbrances.

     (b) The Assets and Leased Real Properties constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Division.

     (c) Except as set forth in Schedule 3.10(b), 3.11(a) or 3.11(c), and subject to the consent of third parties disclosed elsewhere in the Disclosure Schedule, Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to Purchaser without penalty or other adverse consequences.

Section 3.12      Employee Benefit Matters.

     (a) Plans and Material Documents. Schedule 3.12(a) lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party with respect to the Division, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller with respect to the Division (collectively, "Plans").

     (b) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and to the best of Seller's knowledge no fact or event exists which could give rise to any such liability. Seller has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or
(ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. Section
3.13 Labor Matters.

     Except as set forth in Schedule 3.13, (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the Division, and, to Seller's knowledge, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Division; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller after due inquiry, threatened between Seller and any of the employees of the Division, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract with respect to the Division and there are no grievances outstanding against Seller under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Seller with respect to the Division before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Division;
(e) Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, employee benefits and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority with respect to the Division and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Division and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Seller has paid in full to all employees of the Division or adequately accrued for in accordance with prudent accounting principles consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in the Division; (h) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Division; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Division; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person with respect to the Division.

Section 3.14      Taxes.

     All returns and reports in respect of Taxes required to be filed have been timely filed and all Taxes required to be shown on such returns and reports or otherwise due have been timely paid. All such returns and reports are true, correct and complete in all material respects. There are no Tax liens on the Assets.

Section 3.15      Insurance.

     All material assets and properties of the Division are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of Seller, in each case with responsible insurance companies and in adequate amounts, covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Seller with respect to the Division.

Section 3.16      Full Disclosure.

     None of the warranties made by Seller, or made in any Disclosure Schedule, Financial Statement, Reference Balance Sheet or any other certificate furnished or to be furnished by Seller, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

Section 3.17      Brokers.

     No  broker,  finder or  investment  banker is  entitled  to any  brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Seller.

Section 3.18      Vote Required.

     The affirmative vote of the board of directors and of the shareholders of Seller are necessary to approve this Agreement and the transactions contemplated hereby. The board of directors and the shareholders of Seller have approved this Agreement and the transactions contemplated hereby.


                                   Article 4.
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as follows:

Section 4.01      Organization and Authority of Purchaser.

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

Section 4.02      No Conflict.

     Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws (or other organizational documents) of Purchaser, or (b) conflict with or violate any Law or Governmental Order applicable to Purchaser.

Section 4.03      Governmental Consents and Approvals.

     The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

Section 4.04      Brokers.

     No  broker,  finder or  investment  banker is  entitled  to any  brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser.

Section 4.05      Vote Required.

     No vote of the shareholders of the Purchaser is required to approve this Agreement and the transactions contemplated hereby. The board of directors of Purchaser has approved this Agreement and the transactions contemplated hereby.


                                   Article 5.
                             ADDITIONAL AGREEMENTS

Section 5.01      Conduct of Business Prior to the Closing.

     Seller covenants and agrees that, between the date hereof and the Closing, Seller shall conduct the operations of the Division in the ordinary course and consistent with Seller's past practice.

Section 5.02      Access to Information.

     From the date hereof until the Closing, upon reasonable notice, Seller shall: (i) afford Purchaser reasonable access, during normal business hours, to Seller's offices, other facilities, books and records and to Seller's agents regarding the Assets, and (ii) furnish to the Purchaser such additional financial and operating data, reasonable access to Seller's books and records and other information regarding the Assets of Seller as Purchaser may from time to time reasonably request.

     In order to facilitate the resolution of any claims made by or against or incurred by Purchaser after the Closing or for any other reasonable purpose, for a period ending on the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to Tax liabilities, Seller shall (i) retain all books and records of Seller which are not transferred to Purchaser pursuant to this Agreement and which relate to Seller, its Division or the Assets for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser reasonable access (including the right to make photocopies at Purchaser's expense), during normal business hours, to such books and records.

Section 5.03      Confidentiality.

     The parties acknowledge that Purchaser and Seller have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. If this Agreement is terminated for any reason, the Confidentiality Agreement shall survive, and neither party shall use any Information obtained from the other party (as defined in the Confidentiality Agreement) for any purposes.


Section 5.04      Regulatory and Other Authorizations; Notices and Consents.

     Purchaser and Seller shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials, customers, vendors and other parties who may have or be able to assert legal rights with respect to this transaction that may be or become necessary for execution and delivery of this Agreement, and the performance of Purchaser's and Seller's obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Purchaser is responsible for conducting an independent investigation in order to determine whether the Acquisition Agreement and the transactions contemplated thereunder are subject to compliance with the Hart-Scott-Rodino Act, and for taking all required action if such compliance is necessary. Seller hereby acknowledges that Purchaser has made or will make such determination in reliance upon the Seller's balance sheet and financial statements, each dated as of December 31, 1999 and provided by Seller.

Section 5.05      Notice of Developments.

     Prior to the Closing,  Seller shall promptly notify Purchaser in writing of
(a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which are reasonably likely to have a Material Adverse Effect on the Division, and (b) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations of the Division.

Section 5.06      Use of Intellectual Property.

     Except as set forth in Schedule  5.06,  from and after the Closing,  Seller
shall  not  use  any  of  the  Owned  Intellectual   Property  or  the  Licensed
Intellectual Property.

Section 5.07      Non-Competition.

     (a) For a period of one (1) year after the Closing (the "Restricted Period"), the Seller shall not engage, directly or indirectly, in any business anywhere in the world that produces or supplies products or services substantially similar to the Assets of the Division nor, without the prior written consent of Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person or entity that competes with the aspect of the Division related to the Assets by producing or supplying products or services of the kind produced or supplied by the Assets of the Division; provided, however, (i) this Section 5.07 shall not apply to Permitted Activities, and (ii) for the purposes of this Section 5.07, ownership of securities having no more than five percent (5%) of the outstanding voting power of any competitors which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 5.07 so long as the Seller has no other connection or relationship with such competitor. The fact that the Seller has specified that an activity is a Permitted Activity is not to be interpreted as an admission that such activity would otherwise be a competitive activity under this Section.

          (a) Seller acknowledges that the covenants of Seller set forth in this
     Section 5.07 are an essential element of this Agreement and that, but for the agreement of Seller to comply with these covenants, Purchaser would not have entered into this Agreement. Seller acknowledges that this Section
     5.07 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by Purchaser.

          (b) Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.07 are reasonable and proper.

Section 5.08      Sublease.

     Purchaser agrees to sublet a portion of Seller's premises for a minimum period of one (1) year after Closing, under the terms and conditions of the Sublease Agreement attached hereto as Exhibit C.

Section 5.09      Bulk Transfer Laws.

     Purchaser hereby waives compliance by Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Purchaser (other than any obligations with respect to the application of the proceeds herefrom). Pursuant to Article IX, Seller has agreed to indemnify Purchaser against any and all liabilities which may be asserted by third parties against Purchaser as a result of Seller's noncompliance with any such law.

Section 5.10      Further Action.

     Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, including obtaining any necessary consents or approvals from, or making any necessary filings with any domestic or foreign regulatory agencies, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   Article 6.
                                EMPLOYEE MATTERS

Section 6.01      Offer of Employment.

     Schedule 6.01 contains a true and complete list of all Division Employees of the date hereof and sets forth their position, current salary, (proposed) retention bonus, and status. Schedule 6.01 also contains a true and complete list of all Division Contractors as of the date hereof and sets forth the entity which employes each such Division Contractor. Seller shall update such information with as much notice to Buyer as possible prior to the Closing Date. As of the Closing Date, Purchaser shall offer employment to each of the then current Division Employees. Each employee who accepts such offers of employment effective as of the Business Day immediately following the Closing Date(or such later date as Seller and Purchaser shall agree) shall be referred to herein as a "Transferred Employee." Seller makes no representation or warranty as to whether any or all of the Division's employees will accept Purchaser's offers of employment. Seller shall also reassign the services, to the extent that it is permitted under its agreement with each Division Contractor's employer, of each Division Contractor listed on Schedule 2.07(a)(3) under the heading "Contract Software Engineers" to the Purchaser as of the Closing Date (or such later date as Seller and Purchaser shall agree). Each Division Contractor that is assigned to Purchaser shall be referred to as a "Transferred Contractor". Seller will take all steps reasonably necessary to effect such reassignments including, but not limited to, the execution of the Consulting Agreement. Seller shall invoice Purchaser monthly for its actual cost of providing such Transferred Contractors to Purchaser.

Section 6.02      Accrued Wages, Salaries and Vacation; Benefits.

     Seller shall pay to each Transferred Employee all wages, salaries, business expenses and compensation for accrued vacation, insurance benefits and COBRA premiums, if applicable, earned by him or her prior to the Closing Date. Seller shall retain all liability under, and responsibility for, the Plan listed (or required to be listed) in Schedule 3.12(a) and Purchaser shall have no obligation under or with respect to any such plan or arrangement.


                                   Article 7.
                                   TAX MATTERS
Section 7.01      Indemnity.

     Seller agrees to indemnify and hold harmless Purchaser against the following Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on Purchaser (excluding any taxes attributable to assets or businesses of Purchaser other than the Assets or the Division) with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on

Purchaser (excluding any taxes attributable to assets or businesses of Purchaser other than the Assets or the Division) which are allocable to the portion of such period ending on the Closing Date; and (iii) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under Section 3.14 of this Agreement. Purchaser shall be responsible for Taxes of the Division for periods after the Closing Date.

Section 7.02      Conveyance Taxes.

     Seller shall be responsible for any real property transfer or gains, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding the foregoing, Purchaser shall be responsible for any sales tax incurred in connection with the transactions contemplated by this Agreement and the Bill of Sale.

Section 7.03      Miscellaneous.

     (a) Seller and Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

          (a) Notwithstanding any provision in this Agreement to the contrary, the obligations of Seller to indemnify and hold harmless Purchaser pursuant to this Article VII, and the representations and warranties contained in
     Section 3.14, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (b) For purposes of this Article VII, "Purchaser" and "Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member.


                                   Article 8.
                              CONDITIONS TO CLOSING

Section 8.01      Conditions to Obligations of Seller.

     The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate from Purchaser to such effect signed by a duly authorized officer thereof;

          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Seller, is likely to render it impossible or unlawful to consummate such transactions;

          (c) Ancillary Agreements. Purchaser shall have executed and delivered to Seller each of the Ancillary Agreements to which it is a party; and

          (d) Management Principal Agreements, Consulting Agreement, Offer Letters and Support Agreements. Purchaser shall have executed and delivered to Seller each of the Management Principal Agreements, the Consulting Agreement, the Offer Letters and the Support Agreements.

Section  8.02     Conditions to Obligations of Purchaser.

     The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with, and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the good faith determination of Purchaser is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or otherwise render inadvisable, in the good faith determination of the Board of Directors of Purchaser based on information not known to Purchaser as of the date hereof, the consummation by Purchaser of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 8.02(b) shall not apply if Purchaser has caused, solicited or encouraged any such Action;

          (c) Resolutions of Seller. Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (d) Consents and Approvals. Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (e) Ancillary Agreements. Seller shall have executed and delivered to Purchaser each of the Ancillary Agreements to which it is a party;

          (f) Management Principal Agreements, Consulting Agreement, Offer Letters and Support Agreements. Seller shall have delivered to Purchasers the Management Principal Agreements, the Consulting Agreement, the Offer Letters and the Support Agreements, executed by the respective parties thereto ; provided, that if the combination of Management Principal Agreements and Offer Letters delivered pursuant to this Section, together with the number of Transferred Contractors pursuant to Section 6.01, is sufficient to satisfy the requirement of Section 2.07(a)(2), then this condition shall be deemed satisfied.

          (g) Material Contracts. Purchaser shall have received, each in form and substance reasonably satisfactory to Purchaser, amendments or novations of each Material Contract identified in Schedule 3.09 which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the ongoing operation of the Division, including, without limitation, all third party consents required under any Material Contracts; and

          (h) No Material Adverse Effect. No circumstance, change in, or effect on the Division shall have occurred which has a Material Adverse Effect.


                                   Article 9.
                                 INDEMNIFICATION

Section 9.01      Survival of Representations and Warranties.

     The representations and warranties of Seller contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition
Documents, shall survive the Closing until twelve (12) months thereafter; provided, however, that (a) the representations and warranties dealing with Tax matters shall survive as provided in Section 7.03(a), (b) insofar as any claim is made by Purchaser for the breach of any representation or warranty of Seller contained herein, which claim is attributable to products shipped, or activities or omissions related to Intellectual Property that occur on or prior to the

Closing Date, such representations and warranties shall, for purposes of such claim by Purchaser, survive the Closing until five (5) years thereafter, and (c) insofar as any claim is made by Purchaser for the breach of any representation or warranty of Seller contained herein, which claim arises out of allegations of personal injury suffered by any third party on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by Purchaser, survive until thirty (30) calendar days after the expiration of the applicable statute of limitations governing such claims. Neither the period of survival nor the liability of Seller with respect to Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Purchaser to Seller, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

Section 9.02      Indemnification by Seller.

     (a) Indemnifiable Losses. Subject to Section 9.02(b) below, Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (a "Loss"), arising out of or resulting from the following:

          (i) the breach of any representation or warranty made by Seller contained in the Acquisition Documents;

          (ii) the breach of any covenant or agreement by Seller contained in the Acquisition Documents;

          (iii) any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller occurring or existing prior to the Closing which would constitute a breach of a representation or covenant of Seller hereunder; and

          (iv) without limiting the generality of the foregoing, any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim or cause of action of the Freedom Group arising out of Purchaser's use or ownership of the Assets, including any Intellectual Property.

     Notwithstanding the foregoing, Seller shall not be responsible for any Losses resulting from Purchaser's modification or alteration of the Assets, including any Intellectual Property, or responsible for any Losses incurred by Purchaser for punitive damages or claimed by Purchaser as a loss of profits.

     (b) Claims. Threshold Amount. Notwithstanding the foregoing, Seller shall have no liability with respect to the matters described in paragraph (a) above unless and until the aggregate amount of Losses thereunder of which Seller receives written notice exceeds $250,000.00 (the "Threshold Amount"). At such time as the aggregate Losses suffered by Purchaser with respect to matters described in paragraph(i) exceed the Threshold Amount, Purchaser shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equal or exceed the Threshold Amount); provided, however, that Seller shall be liable for any such Losses arising out of any fraudulent breach of any representation or warranty.

Section 9.03      Indemnification by Purchaser.

     Purchaser will indemnify, defend and hold harmless Seller and each of its affiliates, officers, directors, employees, agents, successors and assigns for any and all Losses arising out of or resulting (i) from Purchaser's breach or misrepresentation of any representation, warranty, covenant or agreement of Purchaser contained in the Acquisition Documents which has not been expressly waived by Seller in writing; (ii) any act or omission of Purchaser, or any of its successors or assigns, after the closing date, that constitutes a breach or default under any of the Assumed Liabilities; and (iii) any Losses resulting from Purchaser's modification or alteration of the Assets.

         Section 9.04      Indemnification Procedures.

     For purposes of this Section 9.04, "Indemnified Party" shall mean (i) each of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns, when being indemnified by Seller pursuant to Section 9.02, and (ii) each of the Seller, its affiliates and its officers, directors, employees, agents, successors and assigns, when being indemnified by Purchaser pursuant to Section 9.03, and "Indemnifying Party" shall mean (x) Seller when indemnifying Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns pursuant to Section 9.02, and (y) Purchaser when indemnifying Seller, its affiliates and their officers, directors, employers, agents, successors and assigns pursuant to Section 9.03:

          (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty
     (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If, after the amount of the claim is specified by the Indemnified Person, the Indemnifying Party objects to any such claim, it may give written notice to the Indemnified Person within thirty (30) days of the later of (i) receipt of the Indemnified Person's notice of claim or
     (ii) the specification by the Indemnified Person of the amount of the claim, advising the Indemnified Person of its objection. If no such notice is timely received from the Indemnifying Party by the Indemnified Person, the Indemnified Person will be entitled to payment from the Indemnifying Party in the amount of the Loss arising out of the claim specified in its notice of claim. If the Indemnifying Party advises the Indemnified Person within such thirty (30) day period that it objects to such claim, the Indemnified Person and the Indemnifying Party shall promptly meet and use their best efforts to settle the dispute in writing. If the Indemnified

     Person and the Indemnifying Party are unable to reach agreement within thirty (30) days after the Indemnifying Party objects to the claim, then the disputed portion of the claim shall be submitted to the resolution process provided in Section 11.12. If the arbiter shall determine that the Indemnified Person is entitled to indemnification with respect to the dispute submitted, the Indemnified Person will be entitled to obtain payment from the Indemnifying Party within thirty (30) days in the amount determined by the arbitrator.

          (b) The obligations and Liabilities of the Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at its own expense, in each jurisdiction for which the Indemnified Party determines counsel is required. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party. If the Indemnifying Party refuses to defend against the Third Party Claim, then the Indemnified Party may defend against the Third Party Claim at the expense of the Indemnifying Party. If an Indemnified Party does not participate in the defense of the Third Party Claim, the Indemnified Party may not bring a claim against the Indemnifying Party for negligently or otherwise failing to adequately defend against the Third Party Claim.

          (c) To the extent that the Indemnifying Parties' undertakings set forth in this Article IX may be unenforceable, the Indemnifying Parties shall be obligated, jointly and severally, to contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

Section 9.05      Limitation of Liability.

     Except for Third Party Claims of infringement on Intellectual Property rights, in no event will either party's liability to indemnify the other party pursuant to this Section 9 exceed the amount of $10,000,000.00.


                                  Article 10.
                             TERMINATION AND WAIVER

Section 10.01     Termination.

     This Agreement may be terminated at any time prior to the Closing:

          (a) by Purchaser if, between the date hereof and the time scheduled for the Closing an event or condition occurs that has resulted in or that Purchaser reasonably believes may result in a Material Adverse Effect;

          (b) by either Seller or Purchaser if the Closing shall not have occurred by June 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (c) by either Purchaser or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by the mutual written consent of Seller and Purchaser.

Section 10.02     Effect of Termination.

     In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (i) as set forth in Sections 5.03, and
11.01 and (ii) that nothing herein shall relieve either party from liability for any willful breach of this Agreement. Notwithstanding the foregoing, if the Closing does not occur due to the Purchaser's breach of this Agreement, the Purchaser will pay the Seller, within 30 days of the Purchaser's failure to close, the amount of $1,000,000 as and for liquidated damages.

Section 10.03     Waiver.

     Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                  Article 11.
                                 MISCELLANEOUS

Section 11.01     Expenses.

     Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 11.02     Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this
Section 11.02).

Section 11.03     Public Announcements.

     No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement. No such announcement shall be made at any time prior to the execution of this Agreement.

Section 11.04     Headings.

     The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

Section 11.05     Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 11.06     Entire Agreement.

     This Agreement (including the Annexes, Exhibits and Disclosure Schedules) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including the Letter of Intent, but excluding the Confidentiality Agreement) representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

Section 11.07     Assignment.

     This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser); provided, however, that Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser without the consent of Seller. No such assignment by Purchaser to its Affiliate will relieve Purchaser of any of its obligations or duties under this Agreement.

Section 11.08     No Third Party Beneficiaries.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

Section 11.09     Amendment.

     This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, Seller and Purchaser or (b) by a waiver in accordance with Section 10.03.

Section 11.10     Non-Solicitation.

     For a period of one year from the Closing Date, neither party shall solicit the employees of the other for employment on their own behalf or on behalf of others, including, without limitation, their Affiliates. In addition, for a period of one year from the expiration of the Sublease, unless or until Seller has ceased doing business, Purchaser shall not solicit the employees of Seller.
Section 11.11 Governing Law.

     IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section           11.12 Dispute Resolution; Arbitration.

     Any controversy or claim (for purposes of this Section 11.12, an "Issue") arising out of or relating to this Agreement (including without limitation its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions) or any of the Ancillary Agreements, shall be subject to the following process, in order:

          (a) The Issue shall be presented to an officer of Purchaser and Jerry Goedicke for review and deliberation. If such persons agree on an appropriate remedy, Purchaser and Seller agree to be bound by such remedy. If not, then

          (b) The Issue shall be presented to the President or Chief Executive Officer of Purchaser, the Senior Engineer of Purchaser, Jerry Goedicke and James Hockett. If a majority of such persons agree on an appropriate remedy, Purchaser and Seller agree to be bound by such remedy. If not, then

          (c) The Issue shall be subject to non-binding mediation. The mediator shall be selected by mutual agreement of Purchaser and Seller. If no mediator can be mutually agreed, then each of Purchaser and Seller shall select a mediator, and those mediators shall select a third mediator. If no agreement can be reached in mediation, then

          (d) The Issue shall be submitted to arbitration, to be held in Orange County, California, in accordance with California Civil Procedure Code ss.ss. 1282-1284.2.

     In the event either party institutes mediation or arbitration under this Agreement, the party prevailing in any such mediation or arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such mediation or arbitration. The non-prevailing party shall be responsible for all costs of the mediation or arbitration, including but not limited to, the mediation or arbitration fees, court reporter fees, etc.

     In the event that a party hereto seeks an injunctive or equitable remedy under this Agreement or the Ancillary Agreements, then a proceeding therefor may be commenced and maintained in Orange County Superior Court in California. The parties consent to and waive all objections to such jurisdiction.


Section 11.13     Counterparts.

     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signatures may be transmitted via facsimile.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            APPLICATION PARTNERS, INC.

                                            By_____________________________
                                               /s/Jerry Goedicke
                                                  President


                                            210 Porter Drive, Suite 120
                                            San Ramon, CA  94583
                                            Attention:  Jerry Goedicke
                                            Telephone:  (925) 552-8230
                                            Telecopy:   (925) 552-8231



                                            FILENET CORPORATION

                                            By_____________________________
                                               /s/Bruce Waddington
                                                  Executive Vice President

                                            3565 Harbor Boulevard
                                            Costa Mesa, CA 92626
                                            Attention:  Mary Carrington
                                            Telephone:  (714) 327-3956
                                            Telecopy:   (714) 327-3232

                                     ANNEX A

                     DESCRIPTION OF BUSINESS/LIST OF ASSETS


I. Division: Division shall mean the development, manufacture and distribution of all products listed in Part IV of this Annex A (the "Products")


II. Included Assets: The Assets include all assets and property used in, or necessary for the operation of, the Division, including, without limitation goodwill, intangible assets and the assets and property described below:

          Approvals shall mean all permits, authorizations, licenses (including software licenses) and other governmental and third party rights and privileges necessary for proper ownership and operation of the Assets and/or the Division.

          Contracts shall mean any and all contracts and other rights used in, or necessary for the ongoing operation of the Assets and/or the Division, including the sublease attached as Exhibit C and the assumption of the agreement with AAA (Missouri) attached as Exhibit B
          .

          Documents shall mean all books, records, diskettes or other electronics media, logos and manuals owned or, to the extent legally transferable, related to proper ownership and operation of the Assets and/or the Division (subject to sharing and copyright rights). Such documentation shall be delivered to Purchaser in electronic form on the Closing Date.

          Equipment shall mean all furniture, fixtures and all equipment used for the operation of the Assets and/or the Division (including remanufactured equipment) including without limitation the equipment listed on Annex A-1.

          Intellectual Property means that Intellectual Property (as such term is defined in Article I of the Agreement) used primarily in connection with the ownership and operation of the Assets and/or Division including, but not limited to, the patents, copyrights, logos and other Intellectual Property listed on Annex A-2. Intellectual Property shall be delivered to Purchaser in electronic form on the Closing Date.

          Sequis Computers shall mean all personal computers and computer-related equipment and related supplies owned or, to the extent legally transferable, used by Seller which are located at the real property Asset locations and support the Assets and/or are necessary to operate the Division.


III. Excluded Assets. The Assets shall exclude those assets not identified above.


IV.  Products: Sequis(TM)

Sequis is a web based work portal for managing the flow of work through insurance carriers, agents, customers, and suppliers.

Sequis includes the following modules (described with their commercial names):

Sequis Work Portal (Web Desktop);

Sequis Web Server (Web Server with Application Layer);

Sequis Data Server (Relational Database Server);

Sequis Administration (System Administration, Configuration and Security);

Sequis Scan (FileNET Scanning Upgrade);

Sequis Media Blender (Industrial  strength image and media routing);  and Sequis
WorkFlo: FileNET Visual WorkFlo Middleware.

See Schedule 2.07(a)(i) for specific technical and functional information regarding the Sequis program.

                                    ANNEX A-1

                     EQUIPMENT INCLUDED IN PURCHASED ASSETS

                                    ANNEX A-2


                TRADEMARKS AND LOGOS INCLUDED IN PURCHASED ASSETS

                                   Sequis(TM)
                                  Logo Attached

                                    ANNEX A-3


               INTELLECTUAL PROPERTY INCLUDED IN PURCHASED ASSETS

               1.   Sequis software, including source code and object code.

               2. Sequis trademark, including the name "Sequis" and the related logo included in Annex A-2.

                                     ANNEX B

                          ALLOCATION OF PURCHASE PRICE


     Plant, property and equipment                       US$         77,296.64

     Assumed Liabilities                                             (4,817.59)

     Intangible Assets, including Goodwill                       19,926,890.95

     Total                                                      $20,000,000.00

                               Schedule 2.07(a)(1)

                          Release Readiness Objectives

                               Schedule 2.07(a)(2)

                            Workers to be Transferred



              By July 30, 2000                  Quiping Lu
                                                Manoj Kumar Chandra
                                                Pradeep Sharma

              By October 1, 2000                Rekha Gupta
                                                Suraj Prakash

                               Schedule 2.07(a)(3)

                                Worker Retention

                              Management Principals
                                  James Hockett
                                    Jun Huang

                           Employee Software Engineers
                                  Rambabu Uppu
                                   Qiuping Lu
                                 Pradeep Sharma
                                   Rekha Gupta
                                  Eric Vonheim
                                  Wes Thompson

                           Contract Software Engineers
                               Parameswaran Pavar
                             Parameswar Raidu Vuppu
                               Manoj Kumar Chandra
                                  Suraj Prakash
                                 Siddharth Khare